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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Gynecare, Inc. on Form S-8 of our report dated January 23, 1996, except for Note 14 for which the date is February 29, 1996, on our audits of the financial statements of Gynecare, Inc. as of December 31, 1995 and December 31, 1994, and for the year ended December 31, 1995 and the period from March 8, 1994 (Date of Inception) through December 31, 1994, which report is included in the annual report on Form 10-K.


                                        COOPERS & LYBRAND LLP



San Jose, California
May 30, 1996